EXHIBIT 10.8

ADDENDUM TO THE ASSET PURCHASE AGREEMENT
BETWEEN FERRARA INTERNATIONAL LOGISTICS, INC.
AND JANEL WORLD TRADE, LTD.
DATED MAY 19, 2008

For good and valuable consideration, the receipt of which is hereby acknowledged, Ferrara International Logistics, Inc. and Janel World Trade, Ltd. mutually agree that the term "Customs Brokerage Business," as used in the Asset Purchase Agreement between Ferrara International Logistics, Inc. and Janel World Trade, Ltd. dated May 19, 2008, includes the following elements, and their respective revenue streams:

Surety Bond Charges;
Overnight Courier/Messenger Revenue;
AQI/USDA Examination;
Documentation/Handling Revenue,(Estimated at $ 30.00 per transaction);
RLF transactions; and
Estimated Trucking (Local Cartage, Inland Haulage);

These elements and their respective revenue streams have been sold to and purchased by Janel World Trade, Ltd. pursuant to the terms and conditions of the Asset Purchase Agreement.

July 18, 2008

Janel World Trade, Ltd.	Ferrara International Logistics, Inc.

By: /s/ James N Jannello	By: /s/ Nick Ferrara
James N. Jannello, CEO	Nick Ferrara, CEO